UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: December 18, 2013

(Date of Earliest Event Reported)

CAPSTEAD MORTGAGE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-08896	75-2027937
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8401 North Central Expressway
Suite 800
Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 874-2323

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 230.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Grants of Performance Units

In response to a reduced percentage of our shareholders approving our executive compensation programs at our Annual Meeting of Stockholders held April 24, 2013 (“Say on Pay Vote”), the Compensation Committee (the “Committee”) of the Board of Directors of Capstead Mortgage Corporation (the “Company”), together with its outside independent compensation consultant, Pay Governance, has undertaken an extensive review of the Company’s pay practices and programs. Also, following the Say on Pay Vote, the Committee engaged in discussions with a number of the Company’s largest institutional investors for the purpose of soliciting feedback on its compensation programs. During this process, the Committee has given considerable attention to the Company’s long-term incentive compensation, and on December 18, 2013, the Committee adopted long-term performance criteria for the 2014 incentive compensation awards (the “2014 Long-Term Award Criteria”). In determining the structure and terms of the 2014 Long-Term Award Criteria, the Committee considered the extensive review of the Company’s pay practices and programs performed by the Committee and its outside independent compensation consultant following the Say on Pay Vote, as well as the feedback from investors received in meetings with such entities. Immediately following the adoption of the 2014 Long-Term Award Criteria, the Committee granted performance units to the executive officers of the Company pursuant to the 2004 Flexible Long-Term Incentive Plan (the “Performance Units”).

The 2014 Long-Term Award Criteria provides specific metrics against which the Company’s performance is to be measured, including relative economic return, absolute economic return and relative total stockholder return. The awards are in the form of Performance Units, which are convertible into shares of common stock of the Company following a three year performance period. The performance period will be January 1, 2014 through December 31, 2016. The number of shares of common stock into which the Performance Units are convertible is dependent on satisfaction of the performance metrics outlined in the 2014 Long-Term Award Criteria during the performance period.

Specifically, if the Company achieves its target objectives, the Performance Units will convert into shares of common stock equal to the number of Performance Units granted. If the Company exceeds such target objectives and reaches its maximum threshold, the Performance Units will convert into shares of common stock equal to twice the number of Performance Units granted. If the Company does not achieve its target objectives but does achieve a minimum threshold, the Performance Units will convert into shares of common stock equal to one-half the number of Performance Units granted. If the Company does not achieve even the minimum threshold of its performance objectives, the Performance Units will expire without converting into any shares of common stock. The conversion ratio will be adjusted to interpolate the appropriate conversion factor if the Company achieves its performance objectives above the minimum threshold but below the maximum. Accordingly, the Performance Units could expire without converting into any shares of common stock or could be convertible into as many as 200% of the number of Performance Units granted to each executive. The common stock, if any, into which the Performance Units are convertible will be issued by the Company following the end of the three year performance period on December 31, 2016 and on or prior to March 15, 2017.

The following Performance Units were awarded to the executive officers of the Company as of December 18, 2013:

Executive	Number of Performance Units	Number of shares of Common Stock into which the Performance Units are Convertible
Andrew F. Jacobs, President and Chief Executive Officer	91,167	0 – 182,334
Phillip A. Reinsch, Executive Vice President and Chief Financial Officer	51,054	0 – 102,108
Robert R. Spears, Jr., Executive Vice President and Director of Residential Mortgage Investments	63,817	0 – 127,634
Michael W. Brown, Senior Vice President - Asset and Liability Management	36,467	0 – 72,934

The 2014 Long-Term Award Criteria is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual 2014 Long-Term Award Criteria.

Each of the executive officers of the Company will enter into a Performance Unit Agreement with the Company in the form attached hereto as Exhibit 10.2.

Adjustments to Base Salaries

On December 18, 2013, the Committee also increased the base salaries for each of the executive officers, effective January 1, 2014, as follows:

Executive	Current Annual Base Salary	Annual Base Salary Effective January 1, 2014
Andrew F. Jacobs	$720,000	$750,000
Phillip A. Reinsch	$400,000	$420,000
Robert R. Spears, Jr.	$505,000	$525,000
Michael W. Brown	$270,000	$300,000

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

10.1*	2014 Long-Term Award Criteria

10.2*	Form of Performance Unit Agreement

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSTEAD MORTGAGE CORPORATION

December 23, 2013	By:	/s/ Phillip A. Reinsch
Phillip A. Reinsch
Executive Vice President, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

10.1*	2014 Long-Term Award Criteria

10.2*	Form of Performance Unit Agreement

*	Filed herewith